Exhibit 10.18

NEWBRIDGE SECURITIES

"SECURITIES CORPORATION

INVESTMENT BANKING ENGAGEMENT AGREEMENT

August 1, 2018

CONFIDENTIAL

Darren M. Marks

Chief Executive Officer

Grom Social Enterprises, Inc.

2060 NW Boca Raton Boulevard, Suite 6

Boca Raton, FL I 33431 I United States

Dear Ms. Marks:

This letter (the "Agreement") confirms Newbridge Securities Corporation ("NSC") engagement as an exclusive placement agent for Grom Social Enterprises, Inc., a Florida corporation, in connection with the proposed Capital Raise (the "Offering") of up to two million ($2,000,000) of the Company's securities (the "Securities"). It is anticipated that the Securities will be sold only to "accredited investors" (the "Investors"), as such term is defined in Rule 501(a) of Regulation D, promulgated under the United States Securities Act of 1933, as amended, pursuant to an exemption from registration under Rule 506 of Regulation D.

Subject to the terms and conditions of this Agreement, the Company hereby appoints NSC to act on a best efforts basis as its exclusive placement agent to privately place the Securities in an amount and on terms and conditions satisfactory to the Company. NSC hereby accepts such engagement and agrees to use its best efforts to privately place the Securities with potential investors. The Company shall promptly refer to NSC all offers, inquiries and proposals relating to any placement of the Securities made at any time during the Term (as defined below).

1.       Services to be Rendered. In connection with the Offering, as requested, NSC will assist the Company in structuring the proposed Offering, identifying, contacting and evaluating potential purchasers, preparing executive summaries or business plans, facilitating potential purchasers' due diligence investigations, analyzing and advising on the financial implications of offers, preparing and making presentations to the Company's Board of Directors, formulating negotiation strategies and conducting negotiations, as appropriate, and in such other matters as may be agreed upon from time to time by NSC and the Company (the "Services").

In connection with this Agreement, the Company agrees to keep NSC up to date and apprised of all material business, market and current legal practices and developments related to the Company and its operations and management, including, but not limited to providing NSC with lists of current shareholders and investors and potential investors. NSC shall devote such time and effort, as it deems commercially reasonable under the circumstances in rendering the Services. NSC cannot guarantee results on behalf of the Company but shall use its best efforts to pursue all avenues that it deems reasonable through its network of contacts.

2.       Compensation. For NSC's services hereunder, the Company agrees to pay NSC the fees outlined below upon closing of a sale of any of the Securities (in each instance, a "Closing"), herein:

5200 Town Center Circle Tower One, Suite 306 Boca Raton, FL 33486 I Telephone: 561.395.1220 Fax: 561.229.1531
Investment Advisory Services offered through Newbridge Financial Services Group, Inc. an SEC Registered Investment Advisor
www.newbridgesecurities.com

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(a)      a placement fee equal to ten percent (10.0%) of the gross purchase price paid for the Securities, payable in full, in cash, at a Closing for the sale of any of the Securities, and a nonaccountable expense allowance equal to two percent (2.00%) of the gross proceeds of the Offering.

(b)      at each Closing, the Company shall issue to NSC, or its permitted assigns, common stock (the "PA Shares") of the Company equal to twenty percent (20.0%) of the of the gross proceeds of the Offering. The number of PA Shares to be issued shall be based on the same formula as the share issuance to the investors as the common stock portion of the contemplated Unit sold in the Offering. The PA Shares shall be transferable by NSC to its representatives and agents at Closing.

An escrow account with a third-party agent approved by the parties hereto will be used for each closing during the Term. All consideration due NSC shall be paid to NSC directly from such escrow. Any fee charged by the escrow agent in the performance of its duties as escrow agent shall be borne by the Company.

In the event there are multiple partial closings prior to the final closing of the Transaction, the Company shall pay NSC a pro-rata portion of the cash portion of the fees set forth above and shall issue to NSC, or its designees, a pro-rata portion of the PA Shares as soon as is practicable after each such closing.

If, during the Term, the Company chooses to accept money from a different funding source, then the Company shall pay to NSC 1.5% of the total gross proceeds.

If the Company introduces other investors to NSC to participate in its Offering under the same terms, then NSC shall receive 50% of the fees (in cash and stock) that it would receive as described in Section 2a and 2b. NSC will process the investors introduced by the Company in the same way as it processes the other investors participating in the Offering.

3.       Expenses. Newbridge Securities will pre-approve with the Company, in writing, any expenses related to this engagement (including travel expenses, legal fees and other miscellaneous, etc.) incurred in connection with this assignment or otherwise arising out of this agreement. Once approved, the Company shall reimburse Newbridge for all expenses due to it within 10 days of receipt of all documentation of such expense. The Company agrees to pay for Newbridge's legal fees, up to a maximum of $10,000.

4.       Information. The Company will furnish NSC such information with respect to the Company and access to such Company personnel and representatives, including the Company's auditors and counsel, as NSC may request in order to permit NSC to advise the Company and to assist the Company in preparing offering materials for use in connection with the Offering (including, but not limited to: a business plan; executive summary; three (3) year historical income statement, statement of cash flows, and balance sheet; five (5) year projected financial statements; use of proceeds statement; investor presentation; valuation analysis) (collectively, the "Offering Materials"). The Company will be solely responsible for the contents of the Offering Materials and other information provided to investors in connection with the Offering. The Company represents and warrants to NSC that the Offering Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to advise NSC promptly upon the Company becoming aware of the occurrence of any event or change in circumstance that results or might reasonably be expected to result in the Offering Materials containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company authorizes NSC to provide the Offering Materials to investors in connection with the Offering. The Company and NSC shall have the right to approve every form of letter, circular, notice, memorandum or other written communication from the Company or any person acting on its behalf in connection with the Offering.

5200 Town Center Circle Tower One, Suite 306 Boca Raton, FL 33486 I Telephone: 561.395.1220 Fax: 561.229.1531
Investment Advisory Services offered through Newbridge Financial Services Group, Inc. an SEC Registered Investment Advisor
www.newbridgesecurities.com

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During the Term, the Company will inform NSC of any other capital market activities it is contemplating, including, but not limited to any conversations with other investment banking firms, or any funding sources, within 48 hours of their occurrence.

5.         Termination and Survival. The term of our engagement hereunder shall be for a period commencing on the date hereof and expiring on the earlier of five (5) months from the date hereof or the final closing of a Transaction, unless sooner terminated or extended pursuant to the following sentences (the "Term"). This Agreement may be terminated prior to expiration of the Term, by either party for any reason at any time upon thirty (30) days prior written notice. Notwithstanding the foregoing, it is understood that the provisions of paragraphs 2 (to the extent fees are payable prior to termination), (to the extent fees are payable after termination), 3 (to the extent expenses have been incurred prior to termination), 4 (the second, third and fourth sentences only), and sections 6 through 18 of this Agreement shall remain operative and in full force and effect regardless of any termination or expiration of this Agreement.

In the event of termination, NSC shall be immediately paid in full on all items of compensation and expenses payable to NSC pursuant hereto, as of the date of termination.

6.         Investor Tail Period. NSC shall be entitled to compensation as set forth in Section 2 of this Agreement for any Qualified Financing (as defined below) that occurs at any time during the twelve (12) month period following the termination or expiration of this Agreement. "Qualified Financing" shall mean any investment from a person or entity if (a) such purchaser or purchasers (or affiliate thereof), were solicited by NSC concerning the Offering during the Term, or (b) NSC had documented discussions with such purchaser or purchasers (or affiliates thereof) concerning the Offering during the Term. Within ten (10) days after the termination or expiration of this Agreement, the Placement Agent shall provide to the Company a list of all persons solicited by NSC in connection with the Offering (the "Solicitation List"). For all purposes under this Agreement, the Solicitation List shall be deemed to include (x) potential purchasers (or affiliates thereof) that were otherwise identified in writing to the Company during the Term as being solicited in connection with the Offering, in each instance whether or not such person (or affiliate) is included on the Solicitation List and (y) NSC can prove through records or documentation that it solicited such investor with specific information about the Company of the Offering or NSC can prove it held an in person, electronic or telephonic meeting with the Purchaser. All compensation shall be paid to the Placement Agent on the date that the Company closes on the Qualified Financing.

7.            Right of Participation. In the event the NSC is successful in raising aggregate capital of $1,000,000, and Company determines, either during the Term or at any time during the twelve (12) month period following the end of the Term, that it will require the capital raising services of an investment banker, financial advisor or similar professional, NSC shall have the exclusive right to be included in such transaction, as either a manager, or placement agent with a minimum guaranteed of (fifteen percent) 15.0% of the gross fees generated by such transaction.

8.         Confidentiality of Advice. Except as otherwise provided in this paragraph, any written or other advice rendered by NSC pursuant to its engagement hereunder are solely for the use and benefit of the Company's executive management team and Board of Directors and shall not be publicly disclosed in whole or in part, in any manner or summarized, excerpted from or otherwise publicly referred to or made available to third parties, other than representatives and agents of the Company's executive management team and Board of Directors who also shall not disclose such information, in each case, without NSC's prior approval, unless in the opinion of counsel and after consultation with NSC, such disclosure is required by law. In addition, NSC may not be otherwise publicly referred to without its prior written consent. The Company acknowledges that NSC and its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict NSC in conducting such business with respect to others, or in rendering such advice to others, except as such advice may relate to matters relating to the Company's business and properties and that might compromise confidential information delivered by the Company to NSC.

5200 Town Center Circle Tower One, Suite 306 Boca Raton, FL 33486 I Telephone: 561.395.1220 Fax: 561.229.1531
Investment Advisory Services offered through Newbridge Financial Services Group, Inc. an SEC Registered Investment Advisor
www.newbridgesecurities.com

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9.       Obligations Limited. NSC shall have no obligation to make any independent appraisals of assets or liabilities or any independent verification of the accuracy or completeness of any information provided it in the course of this engagement and shall have no liability in regard thereto.

10.     Third Party Beneficiaries. This Agreement is made solely for the benefit of the Board of Directors of the Company, NSC and other Indemnified Persons (as defined herein), and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement.

11.     Representations and Warranties. The Company represents and warrants that this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

The Placement Agent represents that it has an anti-money laundering program in place reasonably designed to comply with Section 352 of the USA Patriot Act, NASD Rule 3011, and NYSE Rule 445. The Placement Agent's anti-money laundering program includes: (i) Anti-Money Laundering/"Know Your Customer" policies and procedures (ii) the designation of an Anti-Money Laundering Compliance Officer; (iii) recording-keeping and reporting practices in accordance with applicable law; (iv) reporting of suspicious activity to government authorities in accordance with applicable law; (v) anti-money laundering training; and (vi) independent testing for compliance. The Placement Agent will provide such periodic reports or certifications to the Company regarding this program as the Company may reasonably request.

12.Indemnification. In connection with and as part of the engagement contemplated herein, the Company agrees to indemnify, defend and hold NSC harmless in accordance with the indemnification rider attached hereto as Exhibit A.

13.Non-Circumvention. The Company agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, including the Company shall not permit its subsidiaries and its other affiliated entities to sell securities with the effect of avoiding payment of fees under this Agreement.

14.Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Palm Beach County, Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A JURY TRIAL, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

15.Legal Fees and Costs. If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his, her or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).

5200 Town Center Circle Tower One, Suite 306 Boca Raton, FL 33486 I Telephone: 561.395.1220 Fax: 561.229.1531
Investment Advisory Services offered through Newbridge Financial Services Group, Inc. an SEC Registered Investment Advisor
www.newbridgesecurities.com

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16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

17. Future Advertisements. The Company agrees that NSC has the right to place advertisements describing its services to the Company under this Agreement in its own marketing materials as well as financial and other newspapers and journals at its own expense following the final closing of the Offering.

18.     Miscellaneous. (a) This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly cancelled; (b) Only an instrument in writing executed by the parties hereto may amend this Agreement; (c) The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature, or any other nature; (d) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one (1) instrument; (e) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights and obligations of the parties under this Agreement may not be assigned or delegated without the prior written consent of both parties, and any purported assignment without such written consent shall be null and void.

The remainder of this page is intentionally left blank.

5200 Town Center Circle Tower One, Suite 306 Boca Raton, FL 33486 I Telephone: 561.395.1220 Fax: 561.229.1531
Investment Advisory Services offered through Newbridge Financial Services Group, Inc. an SEC Registered Investment Advisor
www.newbridgesecurities.com

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If the foregoing correctly sets forth the understanding between NSC and the Company, please so indicate in the space provided below for that purpose within five business (5) days of the date hereof or this Agreement shall be withdrawn and become null and void. The undersigned parties hereto have caused this Agreement to be duly executed by their authorized representatives, pursuant to corporate board approval and intend to be legally bound.

NEWBRIDGE SECURITIES CORPORATION

By:_____________________________

Bruce Jordan

Managing Director— Investment Banking

GROM SOCIAL ENTERPRISES, INC.

By:_____________________________

Darren M. Marks

Chief Executive Officer

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EXHIBIT A

INDEMNIFICATION AND CONTRIBUTION

For purposes of this Exhibit A, unless the context otherwise requires, "NSC" shall include NSC, any affiliated entity, and each of their respective officers, directors, employees, partners and controlling persons within the meaning of the federal securities laws and the successors, assigns, heirs and personal representatives of the foregoing persons (collectively, the "Indemnified Persons").

The Company shall indemnify, defend and hold NSC harmless against any losses, claims, damages, liabilities, costs and expenses (including, without limitation, any legal or other expenses incurred in connection with investigating, preparing to defend or defending against any action, claim, suit or proceeding, whether commenced or threatened and whether or not NSC is a party thereto, or in appearing or preparing for appearance as a witness), based upon, relating to or arising out of or in connection with advice or services rendered or to be rendered pursuant to the Agreement, the transaction contemplated thereby or NSC's actions or inactions in connection with any such advice, services or transaction (including, but not limited to, any liability arising out of (i) any misstatement or alleged misstatement of a material fact in any offering materials and (ii) any omission or alleged omission from any offering materials, including, without limitation of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading), except to the extent that any such loss, claim, damage, liability, cost or expense results solely from the gross negligence or bad faith of NSC in performing the services which are the subject of the Agreement. If for any reason the foregoing indemnification is unavailable to NSC or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by NSC as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company and its stockholders on the one hand and NSC on the other hand, or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company and NSC, as well as any relevant equitable considerations; provided, however, that, to the extent permitted by applicable law, NSC shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received from the Company in connection with the engagement. No person guilty of fraudulent misrepresentation (as such term has been interpreted under Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Relative benefits to NSC, on the one hand, and the Company and its stockholders, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by the Company or its stockholders, as the case may be, pursuant to the potential transaction, whether or not consummated, contemplated by the engagement bears to (ii) all fees paid to NSC by the Company in connection with the engagement. NSC shall not have any liability to the Company in connection with the engagement, except to the extent of its gross negligence or willful misconduct.

The Company also agrees to promptly upon demand reimburse NSC for its legal and other expenses reasonably incurred by it in connection with investigating, preparing to defend, or defending any lawsuits, investigations, claims or other proceedings in connection with any matter referred to in or otherwise contemplated by the Agreement; provided, however, that in the event a final judicial determination is made to the effect that NSC is not entitled to indemnification hereunder, NSC will remit to the Company any amounts that have been so reimbursed.

The Company shall not be liable for any settlement of any action, claim, suit or proceeding (or for any related losses, damages, liabilities, costs or expenses) if such settlement is effectuated without its written consent, which shall not be unreasonably withheld. The Company further agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened action, claim, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not NSC is a party therein) unless the Company has obtained an unconditional release of NSC, from all liability arising therefrom. The reimbursement, indemnity and contribution obligations of the Company set forth in this Agreement shall be in addition to any liability which the Company may otherwise have to NSC.

Any Indemnified Persons that are not signatories to this Agreement shall be deemed to be third party beneficiaries of this Agreement.

5200 Town Center Circle Tower One, Suite 306 Boca Raton, FL 33486 I Telephone: 561.395.1220 Fax: 561.229.1531
Investment Advisory Services offered through Newbridge Financial Services Group, Inc. an SEC Registered Investment Advisor
www.newbridgesecurities.com

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If the foregoing correctly sets forth the understanding between NSC and the Company, please so indicate in the space provided below for that purpose within five business (5) days of the date hereof or this Agreement shall be withdrawn and become null and void. The undersigned parties hereto have caused this Agreement to be duly executed by their authorized representatives, pursuant to corporate board approval and intend to be legally bound.

NEWBRIDGE SECURITIES CORPORATION

By: /s/ Bruce Jordan

Bruce Jordan

Managing Director — investment Banking

GROM SOCIAL ENTERPRISES, INC.

By: /s/ Darren M. Marks

Darren M. Marks

Chief Executive Officer

5200 Town Center Circle Tower One, Suite 306 Boca Raton, FL 33486 I Telephone: 561.395.1220 Fax: 561.229.1531
Investment Advisory Services offered through Newbridge Financial Services Group, Inc. an SEC Registered Investment Advisor
www.newbridgesecurities.com

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